Exhibit 23.3




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Keebler Corporation on Form S-4 of our report dated May 15, 1996 on our audit of the financial statements of Sunshine Biscuits, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Independent Auditors" in such Prospectus.


     Deloitte & Touche LLP


Parsippany, New Jersey
July 18, 1996